EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-75997), Form S-3 (No. 333-74724), Form S-3 (No. 333-108596), Form S-8 (333-75382) and on Form S-8 (No. 333-112456) of Bradley Pharmaceuticals, Inc. of our reports dated July 16, 2004 and September 21, 2004 relating to the financial statements of Bioglan Pharmaceutical Operations of Quintiles Transnational Corp., which appear in this Current Report on Form 8-K/A of Bradley Pharmaceuticals, Inc. dated October 22, 2004.

/s/ PricewaterhouseCoopers LLP

Raleigh, NC October 19, 2004